UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

Ciner Resources LP
(Exact name of registrant as specified in its charter)
Delaware    001-36062    46-2613366

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)
(Address of principal executive office)	30328 (Zip Code)

(770) 375-2300
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2017, the board of directors (the “Board”) of Ciner Resource Partners LLC (the “General Partner”) appointed Chris DeBerry (age 49) as the Chief Accounting Officer and Controller of the General Partner, to be effective immediately.

Mr. DeBerry will be employed and compensated by Ciner Resources Corporation, subject to reimbursement by Ciner Resources LP, a Delaware limited partnership (the “Partnership”). He will also be eligible to participate in the General Partner’s long term incentive plan (the “LTIP”), which provides for awards in the form of common units, phantom units, distribution equivalent rights, cash awards and other unit-based awards. The portion of Mr. DeBerry’s compensation that will be payable by the Partnership includes (1) the amount of awards made to him under the LTIP allocated to the Partnership by Ciner Resources Corporation (and reimbursed to Ciner Resources Corporation by the Partnership) and (2) the amount of other compensation allocated to the Partnership by Ciner Resources Corporation (and reimbursed to Ciner Resources Corporation by the Partnership), with each of such allocations determined by the amount of time he actually spends working for the Partnership relative to the amount of time he spends working for Ciner Resources Corporation and its affiliates.

Mr. DeBerry has served as Controller of the Partnership since October 2014. Prior to joining the Partnership, Mr. DeBerry served as the Assistant Corporate Controller with Axiall Corporation from September 2006 to August 2014. Mr. DeBerry earned his Masters of Accounting and Bachelors of Science in accounting degrees from Florida State University and is a certified public accountant in the state of Georgia.

There are no arrangements or understandings between Mr. DeBerry and any other person pursuant to which he was selected to serve as Chief Accounting Officer and Controller. The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. DeBerry has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. DeBerry and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K. In 2016, Mr. DeBerry’s compensation allocated to the Partnership includes $165,528 in base salary and $17,990 as other non-equity compensation.

Item 7.01 Regulation FD Disclosure.

On July 28, 2017, the Partnership issued a press release announcing the declaration of its second quarter 2017 distribution. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with Treasury Regulation 1.1446-4(d), a qualified notice was issued to the New York Stock Exchange indicating that this distribution represents income effectively connected with a U.S. business (ECI) and that all nominees are responsible for withholding 35% of the fiscal 2017 second quarter distribution to foreign investors (nonresident aliens, foreign corporations, foreign trusts and foreign estates) as required under Section 1446 of the Internal Revenue Code.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press release dated July 28, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2017	CINER RESOURCES LP

	By:	Ciner Resource Partners LLC,
its General Partner

	By:	/s/Nicole C. Daniel
	Name:	Nicole C. Daniel
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated July 28, 2017.